Exhibit  10.32




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                           LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                              LIFECELL CORPORATION,

                                   AS BORROWER

                                       AND

                              SILICON VALLEY BANK,

                                     AS BANK

                                JANUARY 15, 2003


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                                      -3-

                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of January 15, 2003, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and having a loan production office at 400 Madison Avenue, Suite 15A, New York, NY 10017-8909 and LIFECELL CORPORATION, a corporation organized and in good standing in the State of Delaware ("Borrower"), whose address is One Millenium Way, Branchburg, New Jersey 08876 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

ACCOUNTING  AND  OTHER  TERMS
-----------------------------

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

LOAN  AND  TERMS  OF  PAYMENT
-----------------------------

PROMISE  TO  PAY.

Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

REVOLVING  ADVANCES.
--------------------

     (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, subject to the limitations set forth in Section 6.2(d) of this Agreement. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement. All advances shall be evidenced by the Revolving Promissory Note to be executed and delivered by Borrower to Bank on the Closing Date and shall be repaid in accordance with the terms of the Revolving Promissory Note.

     (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Eastern time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Request Form attached as Exhibit B (the "Payment/Advance Form").
                                         ---------
Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

     (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

     (d) Bank's obligation to lend the undisbursed portion of the Obligations will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

EQUIPMENT  ADVANCES.
--------------------

     (e) Through March 31, 2003 (the "Equipment Availability End Date"), Bank will make advances ("Equipment Advance" and, collectively, "Equipment Advances") not exceeding the Committed Equipment Line. The Equipment Advances may only be used to finance or refinance Eligible Equipment purchased on or after 120 days before the date of each Equipment Advance and may not exceed one hundred percent (100%) of the equipment invoice, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Notwithstanding the foregoing, Borrower may request a one time Equipment Advance in an amount of up to One Million Eight Hundred Thousand Dollars ($1,800,000) to be made on the

Closing Date (the "Initial Equipment Advance") which Initial Equipment Advance may be used by Borrower to refinance existing equipment term debt. Other Equipment may constitute up to twenty five percent (25%) of the aggregate
Equipment Advances. Each Equipment Advance must be for a minimum of Fifty Thousand Dollars ($50,000).

     (f) Interest accrues from the date of each Equipment Advance at the rate in Section 0 (h) and principal and interest is payable as set forth in
Section 2.3(b). All Equipment Advances shall be evidenced by the Equipment Term Note to be executed and delivered by Borrower to Bank on the Closing Date. Equipment Advances when repaid may not be reborrowed.

     (g) To obtain an Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. The notice in the form of Exhibit B (Payment/Advance Form) must be signed by a
                           ----------
Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

OVERADVANCES.

If Borrower's Obligations under Section 0 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay Bank the excess.

INTEREST  RATE,  PAYMENTS.

     (h) Interest Rate. (i) Advances accrue interest on the outstanding principal balance in accordance with the Revolving Promissory Note; and (ii) Equipment Advances accrue interest on the outstanding principal balance at a variable per annum rate of one and one half of one percent (1.50%) above the Prime Rate. After an Event of Default, Obligations accrue interest at five percent (5%) above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

     (i) Principal and Interest Payments. (i) Principal and Interest due on the Committed Revolving Line is payable in accordance with the Revolving Promissory Note; (ii) Equipment Advances for Eligible Equipment shall be repaid in full over the Repayment Period, in equal monthly installments of principal, plus accrued and unpaid interest, beginning on the 1st day of each month following the date of the Equipment Advance and ending on the last day of the Repayment Period, at which time all outstanding principal and interest for such Equipment Advance shall be due and payable in full; (iii) the Initial Equipment Advance shall be repaid in full over the Initial Equipment Advance Repayment
Period, in equal monthly installments of principal, plus accrued and unpaid interest, beginning on the 1st day of each month following the date of the Initial Equipment Advance and ending on the last day of the Initial Equipment
Advance Repayment Period, at which time all outstanding principal and interest for such Initial Equipment Advance shall be due and payable in full. Bank may debit any of Borrower's deposit accounts including Account Number _____________________________ for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

FEES.

Borrower  will  pay:

     (j)     Facility  Fee.  A  fully earned, nonrefundable fee in the amount of
             -------------
Ten Thousand Dollars ($10,000) on the Committed Revolving Line (Bank acknowledges it has previously received a $10,000 good faith deposit towards Bank's expenses which good faith deposit shall be applied to such loan fee on the Closing Date).

     (k)     Bank  Expenses.  All Bank Expenses (including reasonable attorneys'
             --------------
fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

CONDITIONS  OF  LOANS
---------------------

CONDITIONS  PRECEDENT  TO  INITIAL  CREDIT  EXTENSION.

Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

CONDITIONS  PRECEDENT  TO  ALL  CREDIT  EXTENSIONS.

Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

     (l)     timely  receipt  of  any  Payment/Advance  Form;  and

     (m) the representations and warranties in Section 0 must be true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 0 remain true.

CREATION  OF  SECURITY  INTEREST
--------------------------------

GRANT  OF  SECURITY  INTEREST.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral. Bank upon the occurrence of any Event of Default, may place a "hold" on funds in any deposit account of Borrower maintained with Bank up to the amount of the unpaid Obligations. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

AUTHORIZATION  TO  FILE.

     Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

REPRESENTATIONS  AND  WARRANTIES
--------------------------------

Borrower  represents  and  warrants  as  follows:

DUE  ORGANIZATION  AND  AUTHORIZATION.

Borrower and each Subsidiary is duly existing and in good standing in the state of Delaware and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower and each Subsidiary's exact legal name is as set forth on the first page of this
Agreement. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which, or by which it is bound, in which the default could reasonably be expected to cause a Material Adverse Change.

COLLATERAL.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects. Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

LITIGATION.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent consolidated financial statements submitted to Bank.

SOLVENCY.

The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement or any of the Loan Documents; and Borrower is able to pay its debts (including trade debts) as they mature.

REGULATORY  COMPLIANCE.

Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

SUBSIDIARIES.

Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

FULL  DISCLOSURE.

No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in any material respect. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

AFFIRMATIVE  COVENANTS
----------------------

Borrower will do all of the following for so long as Bank has an obligation to make any Credit Extension, or there are outstanding Obligations:

GOVERNMENT  COMPLIANCE.

Borrower will maintain its and all Subsidiaries' legal existence and good standing as a Registered Organization in only the State of Delaware and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

FINANCIAL  STATEMENTS,  REPORTS,  CERTIFICATES.

     (n) Borrower will deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;
(iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; (iv) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (v) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

     (o) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable.
               ---------

     (p) Within thirty (30) days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.
                                                        ----------

     (q) Allow Bank to audit Borrower's Collateral at Borrower's expense. Such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing. Borrower agrees to use its best efforts to schedule and complete the initial audit prior to the first Advance but in any event such audit will be completed and Bank shall have received the results of such audit within sixty (60) days of the first Advance. Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, until such time as the initial audit is completed and Bank receives the results of such audit, which audit results shall be satisfactory to Bank in its sole discretion, Advances may not exceed Five Hundred Thousand Dollars ($500,000), provided, however, that the limitation on Advances set forth herein shall not limit Borrower's ability to draw on the Committed Equipment Line under the terms set forth in this Agreement.

INVENTORY;  RETURNS.

Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $50,000.

TAXES.

Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

INSURANCE.

Borrower will keep its business and the Collateral insured for risks and in amounts standard for Borrower's industry, and as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

PRIMARY  ACCOUNTS.

     Borrower will maintain its primary depository, operating and investment accounts and all excess funds with Bank. Notwithstanding the foregoing, Bank agrees that Borrower may maintain a deposit account at another financial institution to be used expressly for the purpose of depositing funds required to meet Borrower's payroll tax obligations (the "Payroll Tax Account"), provided Borrower shall not at any time maintain a balance in such Payroll Tax Account in excess of Two Hundred Fifty Thousand Dollars ($250,000). Bank further agrees that notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, Bank shall only seek to enforce its Lien against funds in the Payroll Tax Account in excess of an amount equal to the lesser of (i) Borrower's actual current payroll tax obligations as of the date of any determination thereof, provided Borrower shall immediately upon request provide Bank with satisfactory evidence of such current payroll tax obligations, or (ii) Two Hundred Fifty Thousand Dollars ($250,000). Borrower shall provide Bank with the account number of the Payroll Tax Account and the name and location of the financial institution maintaining the Payroll Tax Account and shall promptly advise Bank of any updated information with respect to the Payroll Tax Account in the event any such information changes.

FINANCIAL  COVENANTS.

Borrower will maintain as of the last day of each month (unless otherwise stated below):

          QUICK RATIO. A ratio of (i) Quick Assets to (ii) Current Liabilities, plus all Indebtedness in favor of Bank, of at least 1.25 to 1.00.

     (b)  QUARTERLY  EBITDA.  Borrower  will  maintain:

          (i) EBITDA. EBITDA of not less than the following amounts for the quarterly period ending as of the dates below:

          DATE                                           AMOUNT
          ----                                          ---------
          June 30, 2002                                 $606,000;
          September 30, 2002                            $656,000; and
          December 31, 2002                             $721,000;

          (ii) EBITDA FOR FISCAL YEAR 2003 AND BEYOND. The Quarterly EBITDA covenant for Borrower's fiscal year 2003 and beyond shall be determined by Bank upon receipt and satisfactory review of Borrower's board of directors approved quarterly EBITDA profit projections, but in any event at least meet eighty percent (80%) of such board of directors approved EBITDA projections. Borrower agrees to provide Bank with its board of directors approved EBITDA projections no later than December 31 of each year.


REGISTRATION  OF  INTELLECTUAL  PROPERTY  RIGHTS.

Borrower will register with the United States Patent and Trademark Office or the United States Copyright Office its Intellectual Property and additional Intellectual Property rights developed or acquired including revisions or additions with any product which in Borrower's reasonable business judgment should be protected by such filings and are material to Borrower's product before the sale or licensing of the product to any third party.

Borrower will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to

Borrower's business to be abandoned, forfeited or dedicated to the public without Bank's written consent.

FURTHER  ASSURANCES.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

NEGATIVE  COVENANTS
-------------------

Borrower will not do any of the following without Bank's prior written consent, for so long as Bank has an obligation to make Credit Extensions or there are any outstanding Obligations:

DISPOSITIONS.

Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary course of
               ------
business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete Equipment.

CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management or a change in ownership of greater than twenty five percent (25%) (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies and advises Bank of the venture capital investors prior to the closing of the investment). Borrower will not, without at least thirty (30) days prior written notice, change its state of formation, relocate its chief executive office or add any new offices or business locations.

MERGERS  OR  ACQUISITIONS.

Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than twenty five percent (25%) of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

INDEBTEDNESS.

Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

ENCUMBRANCE.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

DISTRIBUTIONS;  INVESTMENTS.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments or acquisitions permitted under Section 7.3, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

TRANSACTIONS  WITH  AFFILIATES.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

SUBORDINATED  DEBT.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

COMPLIANCE.

Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

                          REGISTRATION OF COPYRIGHTS.

     Borrower will not register any Copyrights without giving Bank prior written notice.

EVENTS  OF  DEFAULT
-------------------

Any one of the following is an Event of Default:

PAYMENT  DEFAULT.

If Borrower fails to pay any of the Obligations within three (3) Business Days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

COVENANT  DEFAULT.

     (a) If Borrower fails to perform any obligation under Section 6 or violates any of the covenants contained in Article 7 of this Agreement; or

     (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

MATERIAL  ADVERSE  CHANGE.

If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations or
(iii) is a material impairment of the value or priority of Bank's security interests in the Collateral.

ATTACHMENT.

If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

INSOLVENCY.

If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

OTHER  AGREEMENTS.

If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

JUDGMENTS.

If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

MISREPRESENTATIONS.

If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

SUBSIDIARIES.

Any circumstance described in Sections 8.3, 0, 0 or 0 occurs to any Subsidiary of Borrower.

BANK'S  RIGHTS  AND  REMEDIES
-----------------------------

RIGHTS  AND  REMEDIES.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (r) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 0 occurs all Obligations are immediately due and payable without any action by Bank);

     (s) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

     (t) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

     (u) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

     (v) Apply to the Obligations any (i) balances and deposits of Borrower with Bank or its Affiliate it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

     (w) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

     (x)  Dispose  of  the  Collateral  according  to  the  Code.

POWER  OF  ATTORNEY.

Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

ACCOUNTS  COLLECTION.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

BANK  EXPENSES.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 0, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

BANK'S  LIABILITY  FOR  COLLATERAL.

If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

REMEDIES  CUMULATIVE.

Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

DEMAND  WAIVER.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

NOTICES
-------

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER
-------------------------------------------

New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the State of New York provided, however, that if for any reason the Bank can not avail itself of the courts of the State of New York, the Borrower and Bank each submit to the jurisdiction of the State and Federal Courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

GENERAL  PROVISIONS
-------------------

SUCCESSORS  AND  ASSIGNS.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

INDEMNIFICATION.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

TIME  OF  ESSENCE.

Time is of the essence for the performance of all obligations in this Agreement.

SEVERABILITY  OF  PROVISION.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

AMENDMENTS  IN  WRITING,  INTEGRATION.

All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

SURVIVAL.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 0 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

CONFIDENTIALITY.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

EFFECTIVE  DATE.

     Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, this Agreement and all of the Loan Documents shall not be effective until the date on which the Bank executes this Agreement as indicated on the signature page to this Agreement.

ATTORNEYS'  FEES,  COSTS  AND  EXPENSES.

In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

DEFINITIONS
-----------

DEFINITIONS.

In  this  Agreement:

"ACCOUNTS" has the meaning set forth in the Code and includes all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

"ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

"AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

"BANK EXPENSES" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings) or confirming Bank's first Lien perfected security interest in the Collateral.

"BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

"BORROWING BASE" is eighty (80%) of Eligible Accounts as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank
                                                    --------  -------
may lower the percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

"BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

"CLOSING  DATE"  is  the  date  of  this  Agreement.

"CODE" is the Uniform Commercial Code, in effect in the State of New York as in effect from time to time.

"COLLATERAL"  is  the  property  described  on  Exhibit  A.
                                                ----------

"COMMITTED EQUIPMENT LINE" is a Credit Extension of up to Two Million Dollars ($2,000,000).

"COMMITTED  REVOLVING  LINE"  is  Advances  of  up  to  Two  Million  Dollars
($2,000,000).

"CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and
(iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

"COPYRIGHTS" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

"CREDIT EXTENSION" is each Advance, Equipment Advance, or any other extension of credit by Bank for Borrower's benefit.

"CURRENT LIABILITIES" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year.

"EBITDA" means net income, plus income taxes, plus interest expense, plus depreciation, amortization and other non-cash charges.

"ELIGIBLE ACCOUNTS" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in Section 0; but Bank
                                                                        ---
may change eligibility standards by giving Borrower notice. Unless Bank agrees otherwise in writing, Eligible Accounts will not include:

     (y) Accounts that the account debtor has not paid within 90 days of invoice date;

     (z) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

     (aa)  Credit  balances  over  90  days  from  invoice  date;

     (bb) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

     (cc) Accounts for which the account debtor does not have its principal place of business in the United States;

     (dd) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

     (ee) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

     (ff) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

     (gg) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

     (hh) Accounts in which the account debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

     (ii) Accounts for which Bank reasonably determines collection to be doubtful.

"ELIGIBLE EQUIPMENT" is new general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, that comply with all of Borrower's representations and warranties to Bank, which is acceptable to Bank in all respects and which is subject to a first lien perfected security interest in favor of Bank.

"EQUIPMENT" has the meaning set forth in the Code and includes is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

"EQUIPMENT ADVANCE" is defined in Section 0.

"EQUIPMENT AVAILABILITY END DATE" is defined in Section 0.

 "EQUIPMENT TERM NOTE" means that certain Equipment Term Note of even date herewith in the principal amount of Two Million Dollars ($2,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions therefor.

"ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

"GAAP" is generally accepted accounting principles.

"INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

"INITIAL EQUIPMENT ADVANCE" is defined in Section 2.1.2.

"INITIAL EQUIPMENT ADVANCE REPAYMENT PERIOD" is twenty four (24) months.

"INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

"INTELLECTUAL  PROPERTY"  is:

     (a) Copyrights, Trademarks and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

     (jj) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

     (kk) All design rights which may be available to Borrower now or later created, acquired or held;

     (ll) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All Proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

"INVENTORY" has the meaning set forth in the Code and includes all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other Proceeds from the sale or disposition of any of the foregoing and any documents of title.

"INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

 "LETTER-OF-CREDIT RIGHT" means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

"LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

"LOAN DOCUMENTS" are, collectively, this Agreement, the Revolving Promissory Note, the Equipment Term Note, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

"MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 0.

"OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "OTHER EQUIPMENT" is used Equipment which would otherwise constitute Eligible Equipment, leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, sales tax, freight and installation expenses, limited use property and other similar property.
"PATENTS" are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

"PAYROLL TAX ACCOUNT" is defined in Section 6.6.

"PERMITTED  INDEBTEDNESS"  is:

     (b) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

     (mm)  Indebtedness  existing on the Closing Date and shown on the Schedule;

     (nn)  Subordinated  Debt;

     (oo) Indebtedness to trade creditors incurred in the ordinary course of business; and

     (pp)  Indebtedness  secured  by  Permitted  Liens.

"PERMITTED  INVESTMENTS"  are:

     (c) Investments shown on the Schedule and existing on the Closing Date; and

     (qq) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue.

"PERMITTED  LIENS"  are:

     (d) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (rr) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over
                                                   --
any  of  Bank's  security  interests;

     (ss) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii)  existing  on  equipment  when  acquired,  if  the  Lien is confined to the
                                                --
property  and  improvements  and  the  Proceeds  of  the  equipment;

     (tt) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security
             --
interest;

     (uu) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property (including equipment leases);

     (vv) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                              ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase. "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

"PROCEEDS" has the meaning described in the Code as in effect from time to time.

"PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

"QUICK ASSETS" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents, and net billed accounts receivable determined according to GAAP.

"REGISTERED ORGANIZATION" means an organization organized solely under the law of a single state or the United States and as to which the state or the United States must maintain a public record showing the organization to have been organized.

"REPAYMENT  PERIOD"  is  thirty  six  (36)  months.

"RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

"REVOLVING  MATURITY  DATE"  is  January  __,  2004.

"REVOLVING PROMISSORY NOTE" means that certain Revolving Promissory Note of even date herewith in the maximum principal amount of Two Million Dollars
($2,000,000) from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions, therefor.

"SCHEDULE"  is  any  attached  schedule  of  exceptions.

"SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

"SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

"SUPPORTING OBLIGATION" means a Letter-of-credit right, secondary obligation or obligation of a secondary obligor or that supports the payment or performance of an account, chattel paper, a document, a general intangible, an instrument or investment property.

"TANGIBLE NET WORTH" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b)
                        -----
intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and
                                                                             ---
(ii)  Total  Liabilities.

"TOTAL LIABILITIES" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

"TRADEMARKS" are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrower connected with the trademarks.

                    [Signatures appear on the following page]

BORROWER:

LIFECELL  CORPORATION


By: /s/  Steven  Sobieski   (SEAL)
   -------------------------------
Name: Steven Sobieski
Title: V.P. Finance and Chief Financial Officer

BANK:

SILICON  VALLEY  BANK


By:  /s/  Melissa Stepanis
   -----------------------
   Name:  Melissa Stepanis
   Title:  Vice President

        Signed by Silicon Valley Bank as of the _____ day of ____________, 2002.